Exhibit 99.1

Teligent Takes Strategic Steps to Recapitalize and Position Business for Success

Completes $77 million debt-for-equity exchange with Series C noteholders and senior secured lenders at premiums of 60% and 30% to the 5 day VWAP

Achieves aggregate reduction in debt of $118 million since June 30, 2020, resulting in current indebtedness of $105 million

Gains access to $4.6 million in incremental financing

Announces “At-The-Market” equity offering

BUENA, NJ., January 28 – Teligent, Inc. (Nasdaq: TLGT), (“Teligent” or the “Company”), a New Jersey-based specialty generic pharmaceutical company, today announced a series of strategic actions in partnership with its senior lenders and its Series C noteholders to recapitalize and enhance the Company’s financial flexibility. Through these actions and with support from its senior lenders and Series C noteholders, the Company is strengthening its balance sheet while also working to raise additional capital and position itself for success, including enabling it to complete the work necessary to remediate and address the issues raised by the U.S. Food and Drug Administration (FDA) in the Warning Letter issued to the Company on November 26, 2019.

•	In support of the Company, Teligent’s Series C noteholders (primarily Silverback Asset Management, LLC [“Silverback”] and Nantahala Capital Management, LLC [“Nantahala”]) and its senior secured lenders have converted approximately $77 million of total debt into equity at sixty percent (60%) and thirty percent (30%) premiums, respectively, to the approximate price per share of $1.11, the volume weighted average price (“VWAP”) of the common stock for a trailing five day trading period ending on January 26, 2021.
•	Teligent’s Second Lien Credit Agreement has been amended to provide $4.6 million in incremental financing through delayed draw term loans to support the Company’s ongoing liquidity.
•	Teligent has also entered into an at-the-market (ATM) issuance sales agreement with B. Riley Securities, Inc. pursuant to which the Company may, from time to time, in its discretion, offer and sell shares of its common stock with a total value of approximately $22.62 million. Teligent expects to use proceeds from this offering for general corporate purposes.

“Today’s announcement marks a pivotal step in our journey toward securing a strong financial future for Teligent, and we are grateful for the continued support of our lenders and noteholders as we work to achieve this goal,” said Tim Sawyer, Teligent’s President and Chief Executive Officer. “Over the past 12 months, we have taken significant strides to reduce our debt burden while addressing market trends and operational hurdles that have challenged our business. The series of financial actions we are announcing today is a further collaborative step that will allow us to address our current financial standing and evaluate additional strategic paths that will best position Teligent for the future. We believe that through the debt-for-equity exchange, incremental loan availability and the ATM equity offering, we will achieve a financial structure that will enable us to continue delivering quality products for our customers and patients and grow our relationships with all stakeholders.”

Debt-for-Equity Exchange and Additional Incremental Financing

As of January 27, the Series C noteholders have exchanged 100% of their Series C notes (collectively $53 million) into common stock at a premium of sixty percent (60%) to the VWAP of $1.11, and Teligent’s senior secured lender has converted its payment-in-kind (PIK) interest of $24.5 million into convertible preferred stock at a thirty percent (30%) premium to the VWAP of $1.11. In total, this represents the conversion of approximately $77 million of debt into equity, demonstrating noteholders’ and lenders’ support of Teligent’s path forward and belief in the Company’s future. After giving effect to this debt-for-equity exchange, Teligent’s outstanding funded debt has been reduced by approximately $118 million since June 30, 2020, from $223 million to approximately $105 million.

To support the Company as it has been finalizing the conversion of debt to equity and commencement of the ATM equity offering, the Company’s senior secured lender, with participation from Nantahala and Silverback, has amended the Company’s Second Lien Credit Agreement to provide for $4.6 million in additional financing in the form of delayed draw term loans. The Second Lien Credit Agreement has also been amended to extend PIK interest for a one-year period and both the Company’s First Lien and Second Lien Credit Agreements have been amended to provide a financial covenant holiday through March 31, 2022. The additional loan capacity under the Second Lien Credit Agreement is available in multiple draws in the event the Company’s liquidity dips below $4 million.

At-The-Market Equity Offering

The Company has entered into an at market issuance sales agreement with B. Riley pursuant to which the Company may offer and sell up to $22.62 million of common stock through or to B. Riley. Teligent intends to use the net proceeds of the at-the-market equity offering for general corporate purposes, including resolution of the issues raised in the November 2019 warning letter from the FDA, maintaining readiness for an FDA pre-approval inspection for its newly constructed injectables facility and expanding its offering of CDMO services to its clients.

The common stock will be offered under the Company's existing effective shelf registration statement (including a prospectus) on Form S-3 (File No. 333-224188) filed with the U.S. Securities and Exchange Commission (SEC). A prospectus supplement related to the offering has been filed with the SEC. Any offer, solicitation or sale will be made only by means of the prospectus supplement and the accompanying prospectus. Current and potential investors should read the prospectus in the registration statement and the prospectus supplement relating to the at-the-market offering and other documents the Company has filed with the SEC for more complete information about Teligent and the at-the-market offering program.

A copy of the prospectus supplement and accompanying prospectus relating to these securities may be obtained by contacting B. Riley Securities, Inc., 299 Park Avenue, 21st Floor, New York, New York 10171, by phone at (703) 312-9580 or by emailing prospectuses@brileyfin.com.

Please see Form S-3 (File No. 333-224188) and the related prospectus supplement filed today with the SEC for information on the offering of shares. Before making an investment, potential investors should educate themselves on the prospectus supplement and the accompanying prospectus. For more complete information about the Company and the “at-the-market” equity offering program, please visit SEC's website at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor may there be any sale of Teligent's common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any state or jurisdiction.

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About Teligent, Inc.

Teligent is a specialty generic pharmaceutical company. Our mission is to be a leading player in the specialty generic prescription drug market. Learn more on our website www.teligent.com.

Forward-Looking Statements and Information

This press release includes “forward-looking statements” that are intended to qualify for the safe harbors from liability provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts are statements that could be deemed forward-looking. These statements are based on current expectations, estimates, forecasts and projections about the Company’s business and the industry in which the Company operates and the beliefs and assumptions of the Company’s management. Forward-looking statements can be identified by the use of words such as “will,” “may,” “could,” “should,” “would,” “believe,” “depends,” “expect,” “goal,” “anticipate,” “forecast,” “project,” “future,” “intend,” “plan,” “estimate,” “target,” “indicate,” “outlook,” and similar expressions of future intent or the negative of such terms. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, these forward-looking statements are based on management’s current beliefs, expectations and assumptions and are subject to risks and uncertainties. These statements are based on the Company’s current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in the prospectus supplement relating to the ATM offering and the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other periodic reports the Company files with the Securities and Exchange Commission. Additionally, many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 outbreak and the effects thereof on the Company’s future performance and results of operations. It is not possible to predict or identify all such risks. There may be additional risks that the Company considers immaterial or which are unknown. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements included in this press release speak only as of the date hereof and, subject to any continuing obligations under applicable law or any relevant stock exchange rules, we expressly disclaim any obligation to disseminate, after the date of this document, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

Media:
Rachel Chesley / Sarah Rosselet

TeligentCommunications@fticonsulting.com

Investors:

InvestorRelations@Teligent.com